EXHIBIT (n) (1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the caption “Independent Registered Public Accounting Firms” in the Statement of Additional Information, dated May 1, 2023, and included in this Post-Effective Amendment No. 45 to the Registration Statement (Form N-3, File No. 333-08543) of Transamerica Asset Allocation Variable Funds (the “Registration Statement”).

We also consent to the use of our report dated February 28, 2023, with respect to the financial statements of each of the subaccounts within Transamerica Variable Funds for the year ended December 31, 2022, included in this Registration Statement, filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference of our report dated February 27, 2023, with respect to the financial statements of each of the subaccounts within Transamerica Asset Allocation Variable Funds, included in the Annual Report to Shareholders (Form N-CSR) for the year ended December 31, 2022, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

April 27, 2023